UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2008

H2DIESEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51903	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Katy Freeway, Suite 910 Houston, Texas 77079
(Address of principal executive offices)(Zip Code)

(713) 973-5720
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 21, 2008, we entered into a Test Burn Agreement with First Energy Corporation to evaluate our proprietary biofuel technology in power generation applications. Under the agreement, we and First Energy contemplate conducting three full and partial load test burns that may consume approximately 30,000 gallons of our biofuel at First Energy’s combustion turbine power plant in Lorain, Ohio. The tests will evaluate both the technical and environmental performance characteristics of our biofuel. We will supply and deliver the biofuel to the testing site and are obligated to pay 50% of all costs of environmental emissions testing conducted in connection with the test program, up to a maximum of $15,000. First Energy is entitled to all revenue arising from sales of electricity generated during the testing.

If the testing is successful, both parties intend to negotiate a mutually agreeable purchase agreement for our biofuel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 27, 2007	/s/ David A. Gillespie
Name: David A. Gillespie Title: Chief Executive Officer